NORDICUS

Valuation of Orocidin
QR-01

As of
June 30, 2025

Orocidin

STANTON PARK
ADVISORS

BUSINESS VALUATION REPORT

This valuation report is based on factual information. It is necessary for the business appraiser to determine the proper amount of information necessary to completely perform the valuation engagement. Assumptions and limiting conditions are provided in Appendix A.

The specific valuation methods used in the determination of value were based upon the performance of investigative procedures that we considered necessary under the circumstances. These procedures include discussions with Company management regarding the history of the business, as well as detailed discussions of the Company's recent financial performance and operations; its expected future performance; and other factors we considered relevant.

Both internal and external factors influencing the value of the Company were reviewed, analyzed, and interpreted. Internal factors included the Company's financial position, results of operations, and the size and marketability of the interest being valued. External factors included – among other things – the status of the industry and the position of the Company relative to the industry. The business appraiser must obtain sufficient data about the Company's industry and economic environment, as well as Company specific data to make a determination of value.

Stanton Park Advisors has relied on the Company's financial statements as being accurate and a fair representation of the financial status and operations of the Company. We have not applied any independent investigative procedures to assure their accuracy. Rather, we have relied upon management's representation that this financial information, as well as other information and documentation, provided to us by them or their agents is true and correct to the best of their knowledge and belief.

A business valuation is neither a legal nor a tax opinion. Its purpose is to estimate the fair market value within the meaning of the defined Standard of Value. Stanton Park Advisors assumes no responsibility whatsoever for legal or tax matters relative to its findings. Values are stated without reference to legal or tax claims unless so noted. The Company's compliance with all applicable federal, state, and local laws and regulations is assumed in reliance on management's representation. The valuation engagement and the resulting report should not be relied upon to disclose errors, irregularities, or illegal acts, including fraud or defalcations.

Jon Taylor, Managing Partner
Stanton Park Advisors LLC
(781) 228-3523
jon@stantonparkllc.com

July 8, 2025

Henrik Rouf
Chief Executive Office
Nordicus Partners Corporation
280 S. Beverly Drive, Suite 505
Beverly Hills, CA 90212

Description of the Assignment
Stanton Park Advisors has been engaged by Nordicus Partners Corporation (the "Client")) to estimate the value of Orocidin A/S's lead drug candidate, QR-01, as of June 30, 2025 ("Valuation Date"). It is our understanding that this valuation will be used by Nordicus for strategic planning purposes.

Description of the Company
Headquartered in Beverly Hills, California, Nordicus advises and invests in life sciences companies across the Nordic region and the United States, leveraging a diverse team of American and Nordic professionals to deliver exceptional results.

Valuation Methods and Conclusion
To determine the value of QR-01, we evaluated the three generally accepted valuation approaches—income, market, and asset—and assessed their suitability for this analysis.

Preclinical biopharmaceutical companies typically have no approved products or revenue, while incurring significant research and development expenses. As a result, traditional valuation methods are often inappropriate. To estimate the value of QR-01, we have employed a combination of valuation methodologies.

Based on the information presented in the following detailed narrative report, it is our opinion that the estimated value of QR-01 as of June 30, 2025, is **$58.6 million**.

This valuation is subject to the assumptions and limiting conditions presented in Appendix A.

Sincerely,

Jon Taylor
Managing Partner
Stanton Park Advisors LLC

Table of Contents

I. BACKGROUND

COMPANY OVERVIEW

Nordicus Partners Corporation
Nordicus is the only U.S. publicly traded business accelerator and holding company for Nordic life sciences companies. Leveraging decades of combined management experience in domestic and global corporate sectors, Nordicus excels in corporate finance activities including business and market development, growth strategies, talent acquisition, partnership building, capital raising, and facilitating company acquisitions and sales. In 2024, Nordicus acquired 100% of Orocidin A/S ("Orocidin" or the "Company"), a Danish preclinical-stage biotech company developing next-generation therapies for periodontitis and 100% of Bio-Convert A/S, a Danish preclinical-stage biotech company dedicated to revolutionizing the treatment of oral leukoplakia.

Orocidin A/S
Orocidin is a private Danish biotech company founded in 2023 by a highly respected and experienced pharmacologist, Mr. Allan Wehnert. The Company's mission is to revolutionize the treatment possibilities for aggressive periodontitis. Through extensive research, the Company discovered that a specific active pharmaceutical ingredient possesses unique biological features that hold huge potential for use in novel drug specifically targeting aggressive periodontitis. The Company calls its drug invention QR-01 which uniquely restores inflammatory balance, combats bacterial infections, and regenerates bone tissue – addressing the core challenges of aggressive periodontitis. QR-01 is posted to become the first and only medical treatment specifically for aggressive periodontitis, exclusively available to dentists. Several patent applications have already been submitted, including product use, application forms, and synthesis.

Orocidin's breakthrough is not only the discovery and repurposing of QR-01 for treating periodontitis. A key challenge in oral drug delivery is ensuring that the active ingredient remains in the mouth long enough to be effective. It is imperative that the oral formulation stays in the oral cavity as long as possible. Normal gels and creams will wash out of the oral cavity, which make them useless to treat the disorder. To address this, Orocidin has developed a novel proprietary gel formulation designed to transform upon contact with periodontal pockets. Initially fluid-like, it thickens into a semi-solid gel, ensuring prolonged adhesion – 12-24 hours – and controlled release of the active ingredient – a major advancement over normal gels and creams. The gel will upon contact with oral cavity moisture form a semisolid, bioadhesive crystalline matrix. This structure enables the slow and localized release of the active peptide, ensuring sustained treatment efficacy over time.

In addition to developing the patent for drug and its delivery system, Orocidin has also invented a novel method for producing QR -01, further strengthening its technological edge. A patent application has been submitted for this invention, solidifying Orocidin's position at the forefront of innovation in oral health treatment.

Orocidin collaborates with leading domestic and international experts across various aspects of drug development, reinforcing the company's commitment to creating the top medical treatment for periodontitis patients worldwide.

The Company has currently successfully completed a 14-day toxicology study in hamsters and test of effectiveness in a Beagle Dog Study. In the 14-days toxicology study, all animals exhibited high tolerance to the drug, with no adverse reactions and irritation at the buccal application site. No significant side effects were observed and more importantly, the necroscopic cross examination showed no changes in tissues.
The successful completion of this study marks an important milestone for Orocidin, providing the foundation for the upcoming pivotal 8-week toxicity study.

The Beagle Dog Study is the first study that shows Orocidin's drug, QR-01, having a direct effect on periodontitis diagnosed beagle dogs. The 13-day small efficacy study was conducted on beagle dogs with clinically confirmed periodontitis. The dogs demonstrated consistent improvements across key clinical endpoints, including the Gingival Index, the Plaque Index and overall periodontal Disease.

Moreover, QR-01 was well tolerated, with no adverse side effects reported throughout the treatment period. The Company launched an extended eight-week to further confirm its safety, with all preclinical toxicity trials expected to conclude by the third quarter of 2025.

Leadership and Expertise

Mr. Wehnert brings over 25 years of experience at Lundbeck A/S, where he led the development of eight new chemical entities to FDA and EMA approval. In addition, he has overseen more than 200 due diligence evaluations and played a central role in numerous licensing and acquisition deals. Together with the rest of the Orocidin team, including both domestic and international experts, Mr. Wehnert continues to drive the Company's mission forward.

Company's R&D Pipeline


Clinical Development
Product
Disease Area
Pre-Clinical Development
Pilot Efficacy Study
Confirmatory Phase II Study
QR-01
Periodontitis
Q4 2025
Q4 2026
Q1 2028
2nd pivotal toxicity study expected to be completed by ultimo Q2 2025
Orocidin expects to complete the confirmatory Phase II study by end of Q1 2028
Q1 2025
1st toxicity study completed
Completion of 2nd toxicity study
Q2 2025
Q4 2025
Initiate pilot efficacy study
Initiate Phase II confirmatory clinical trials
Q4 2026
Positive results as 1st toxicity study shows a well tolerated product
Orocidin expects to begin a pilot efficacy study in patients primo Q4 2025

Funding

The Company has commitments from its current shareholders to continue funding the company through to the completion of Phase I. The latest capital raise was conducted by existing shareholders at a price of DKK 800 per share.

Orocidin is now funded through its parent company Nordicus Partners Corporation on an ongoing basis.

.

II. MANAGEMENT TEAM

OROCIDIN's Management



Allan Wehnert
CEO & Founder

Mr. Wehnert brings more than three decades of experience in the pharmaceutical sector, with a focus on the discovery and development of new molecules for central nervous system disorders. As a trained pharmacologist, he has published 25 scientific papers in leading international journals. In his previous role as Senior Vice President for Research and Development at Initiator Pharma, he also advises private equity syndicates and is the owner of Decision Insights.

Allan worked at Lundbeck A/S for 25 years, during which he served as Senior Vice President and was responsible for advancing drug candidates from pre-clinical phases through to NDA and EMA approval. Allan led drug development of 8 new chemical entities to FDA and EMA. In addition, Allan has performed more than 200 due diligence evaluations and has played a key role in license and acquisition deals.



Peter Severin
Chairman

Mr. Severin contributes more than 25 years of life sciences and sales expertise to Orocidin's Board. He is currently the Founder and CEO of Severin Partners, a consulting firm specializing in sales and communications for the healthcare sector. Additionally, Mr. Severin serves as Chairman of the U.S.-based Life Sciences holding company, Nordicus Partners corporation.

Prior to establishing Severin Partners, Peter held leadership roles as Head of Sales at Novartis AG, and as Sales Manager at both AstraZeneca Pharmaceuticals and GSK Plc (formerly GlaxoSmithKline Plc).



Henrik Rouf
Member

Mr. Rouf brings three decades of global finance market experience, having worked as an international financier, merchant banker, and fund manager. He provides advisory and financial services to companies across a broad spectrum of industries, including software, semiconductors, blockchain, healthcare, medical devices, biotechnology, restaurant chains, apparel, cannabis, clean tech, and advertising.

Since 2004, Mr. Rouf has served as President of PacificWave Partners Inc., a California-based merchant bank. He is also currently the CEO of the U.S.-based Life Sciences holding company, Nordicus Partners Corporation. With more than 30 years of professional activity in the United States, Mr. Rouf has cultivated an extensive network and strong connections, particularly in the U.S., as well as in Europe and Asia.



Christian Hill-Madsen
Member

Christian Hill-Madsen brings over 25 years of experience in Life Sciences recruitment. His career as a headhunter, dedicated to the Life Sciences sector, has honed his ability to identify top talent, build strong teams, and improve organizational structures. This expertise plays a key role in ensuring that the companies under his operational and strategic oversight are well-positioned to enhance operational efficiency, elevate business performance, and have the right talent in place to support growth and innovation.

His ability to align human capital with business objectives positions the companies he oversees to achieve their goals and build a strong foundation for long-term success.

Christian is also the founder and CEO of the Life Sciences headhunting firm, Hill-Consult, as well as holding positions as COO at the biotech companies Orocidin A/S, Bio-Convert A/S and NEUROINNOVATECH ApS. Christian has previously served as the Chairman at U.S. based Life Sciences holding company, NORDICUS Partners Corporation.

III. Periodontal diseases Overview and Analysis

Definition

Periodontal diseases, also known as gum diseases, are infections and inflammations of the tissues that surround and support the teeth. They typically begin with the accumulation of plaque—a sticky film of bacteria—on the teeth, which, if not removed through regular brushing and flossing, can harden into tartar and lead to gum irritation and infection. (Periodontitis (gum disease): Causes, symptoms, and treatment WebMD)

Periodontal Disease Stages
Periodontal disease has four stages. It starts with mild swelling and redness of the gums and can lead to bone damage and tooth loss.

- **Gingivitis**
  At this early stage of periodontal disease, your gums may be red and swollen. They might bleed when you brush your teeth. But your bones are still in place. You can reverse gum disease at this stage.
- **Mild periodontitis**
  Now the bacteria have gotten underneath your gums and reached your bones. Your gums might pull away from your teeth and create pockets. Plaque and bacteria fill those pockets and damage your teeth even more.
- **Moderate periodontitis**
  Bacteria eat away at the gum and bone that hold your teeth in place. Your gums might hurt. You may see pus around your gumline, which is a sign of infection.
- **Advanced periodontitis**
  The bone and tissue around your teeth are more damaged. In time, your teeth may get loose and fall out.

(Periodontitis (gum disease): Causes, symptoms, and treatment WebMD)


Progression of Gum Disease
Enamel
Tooth is supported by firm, dense bone
Healthy, pink gums
Plaque build-up
Bleeding at gums
Red, inflamed gums
Deepening pockets between tooth and gum
Loose teeth
Pus around gumlines
Bone and tissue loss
HEALTHY TOOTH
GINGIVITIS
PERIODONTITIS

Figure 1: Progression of Gum Disease

Treatment Approaches and Outcomes

Nonsurgical treatments
Mild periodontitis can be treated without surgery, using procedures like these:

- Scaling is like a dental cleaning, only it cleans more deeply under your gums. A dental hygienist uses instruments, a laser, or sound waves to remove tartar, plaque, and bacteria from your teeth.
- Root planing smooths out the surface of the root, the part of your tooth that's under your gums. This makes it harder for bacteria and plaque to collect again. It also helps your gums reattach to your teeth.
- Antibiotic mouth rinses, gels, or pills get rid of the bacteria that caused the infection.

Gum disease surgery
If you have advanced periodontitis, you may need one of these surgical procedures:

- Flap surgery. This procedure removes plaque that's deep under your gums. Your periodontist makes small cuts in your gum to create a flap. They clean out any bacteria, tartar, and plaque that's under your gums and smooth out any rough spots on the bone. Your gum goes back in place and is closed with stitches. After flap surgery, it will be easier for you to keep your teeth and gums clean.
- Soft tissue grafts. The periodontist places gum grafts over spots where your own gums have receded. They take a small piece of tissue from the roof of your mouth or from a donor and attach it to the exposed tooth roots to cover them.
- Bone grafting. Periodontitis can wear away the bone around your teeth. This procedure implants pieces of your own bone, artificial material, or donated bone in areas where bone has eroded to hold your tooth in place. In time, your own bone will regrow in that area.
- Guided tissue regeneration (GTR). This procedure is often done together with a bone graft. The periodontist puts a special type of fabric between your gums and the bone graft. The fabric holds the space open so that new bone can grow.
- Tissue-stimulating proteins. A special protein gel applied to your damaged tooth root helps new, healthy bone and tissue grow.
- Platelet-rich fibrin (PRF) and platelet-rich plasma (PRP). PRP and PRF speed healing and reduce pain after gum surgery. Your doctor gets PRF and PRP by spinning a small amount of your blood through a machine called a centrifuge. The machine separates out and condenses a protein called fibrin or a liquid called plasma from your blood. The PRF or PRP then goes onto the surgical site to promote healing.
- Can gum disease be reversed?
- You can reverse gum disease if you treat it early enough. Once you've lost bone around your teeth, it's not reversible. But you can still slow or stop gum disease with treatment and good oral hygiene. (Periodontitis (gum disease): Causes, symptoms, and treatment WebMD)

Orocidin is dedicated to developing the leading therapeutic solution for aggressive periodontitis. Its flagship agent, QR-01, is an innovative antimicrobial peptide (AMP)—also known as a host defense peptide (HDP)—that stands out for its unique ability to address both the underlying inflammatory imbalance and bacterial infections associated with the disease, while also demonstrating the potential to regenerate bone tissue. QR-01 is poised to become the first and only medical treatment for aggressive periodontitis available to dental professionals. As potent, broad-spectrum antimicrobials, AMPs are integral to the innate immune response across all forms of life and represent a promising new class of therapeutic agents. Periodontal diseases affect approximately 20–50% of the global population, ranking as the sixth most prevalent health condition worldwide, with severe periodontitis impacting 11% globally. In the United States, 42% of adults over 30 are affected by periodontitis, and 7.8% have advanced forms of the disease.

IV. MARKET ANALYSIS

ESTIMATED MARKET SIZE FOR PERIODONTAL

This report provides an overview and analysis of the global periodontal market, covering the historical period from 2018 to 2023 and the forecast period from 2023 to 2028 and through 2033 (2033F). The report evaluates the market by region and by major economies within each region. The global periodontal market reached approximately $10.6 billion in 2023, reflecting a compound annual growth rate ("CAGR") of 5.7% since 2018. It is projected to grow from $10.6 billion in 2023 to $17.1 billion by 2028, at a CAGR of 10.2%, and further expand to $28.6 billion by 2033, representing a CAGR of 10.8% from 2028. The market is projected to grow from $10.6 billion in 2023 to $28.6 billion in 2033, representing a CAGR of approximately 10.5%.


Periodontal Market
Market forecast to grow at a CAGR of 10.5%
USD 28.6 Billion
USD 10.55 Billion
2023
2033
https://www.researchandmarkets.com/reports/6031708
RESEARCH AND MARKETS
THE WORLD'S LARGEST MARKET RESEARCH STORE

Figure 2: Periodontal Market Outlook 2023-2033

Orocidin's drug, QR-01, is well positioned to secure a substantial share of this growing market. The significant economic burden of periodontal diseases worldwide underscores the value of introducing a promising new therapeutic option."

ECONOMIC IMPACT OF PERIODONTAL DISEASE - DIRECT AND INDIRECT COSTS

Direct Costs
Direct costs refer to expenses associated with dental treatments, including professional cleanings, periodontal surgeries, and ongoing maintenance therapies.

Global Estimate (Recent Years):

- Direct costs specifically attributable to severe periodontitis are estimated at approximately $186 billion globally.
- The broader category of dental diseases—including periodontitis—accounts for an estimated $387 billion in direct costs annually worldwide as of 2019, representing approximately 4.6% of global health expenditures.

Direct costs have increased from $298 billion in 2010 to $387 billion in 2019 and are projected to continue rising, driven by demographic shifts and greater tooth retention among aging populations.

Indirect Costs
Indirect costs primarily stem from lost productivity, including absenteeism, presenteeism, premature tooth loss, and complications that impact employability and overall quality of life.

Global Estimate (Recent Years):

- Indirect costs attributable to periodontitis were estimated at $82 billion in 2019; however, when accounting for related conditions such as edentulism and dental caries, total productivity losses may reach $142 billion.
- For all oral diseases—including periodontitis—global indirect costs were estimated at $323 billion in 2019.
- In the United States alone, indirect costs related to periodontitis are estimated at $151 billion annually.

These costs disproportionately impact vulnerable populations, exacerbating health disparities and reinforcing social and economic inequalities

Total Global Economic Impact:

- Oral diseases, including periodontitis, incur an estimated global economic burden of approximately $710 billion annually (2019 data), comprising $387 billion in direct costs and $323 billion in indirect costs.
- Periodontitis alone represents a significant portion of this burden, with direct costs for severe cases estimated at $186 billion, alongside substantial indirect costs resulting from lost productivity and related health complications.

Summary
QR-01 is a promising antimicrobial peptide with broad-spectrum activity and immune-modulating properties. Unlike traditional antibiotics, it disrupts microbial membranes and lowers the risk of antibiotic resistance. Developed as a topical therapy, QR-01 shows strong potential for preventing and treating severe periodontitis, while also supporting bone and periodontal regeneration by combining antimicrobial effects with tissue healing capabilities.

If successful, QR-01 could become the market leader and capture a significant share. Based on our market analysis, we estimate QR-01 could secure between 10.0% and 30.0% of the periodontal market.

THE DRUG DEVELOPMENT PROCESS

According to an article from Biotility, drug development has become significantly more complex over the past four decades. This rigorous process includes extensive preclinical research, submission of an Investigational New Drug (IND) application, and comprehensive clinical testing before seeking marketing approval from the FDA. After careful review of New Drug Applications (NDAs) or Biologics License Applications (BLAs), approved treatments undergo mandatory post-marketing studies to monitor their safety and effectiveness. The ultimate goal of this multi-stage system is to deliver safer and more effective treatments to patients as quickly as possible, following thorough scientific and medical evaluation.

In the United States, this process consists of five critical steps, as illustrated in the accompanying diagram and text. Orocidin has filed its patent application and is currently in the preclinical phase.


Early Drug DIscovery
•Target Identification & Validation
•Hit Discovery
•Assay Development & Screening'High Throughput Screening
•Hit to Lead
•Lead Optimization
Preclinical Studies
•In Vivo, In Vitero & Ex Vivi Assays
•ADME
•Proof of Concept
•Drug Delivery
•Formulation Optimization & Bioavailability
•Dose Range Finding
•IND-enabling Studies
•IND Application
Clinical Development
•Phase I - Health Volunteer Study
•Phas II and Phase III - Studies in Patient Population
•Dose Escalation, Single Ascending & Multiple Dose Studies
•Safety and Efficacy
•Pharmacokinetic Analysis
•Bioanalytical Method Development and Validation
FDA Review
•NDA / ANDA / BLA Application
•FDA Approval
•Drug Registration
Post-Market Monitoring
•FDA Adverse Event Reporting Sysstem (FAERS)

The entire development cycle of new drugs, including biotechnology-based products, takes an average of 10 to 12 years. This process involves experimental drug traveling from the lab to US patients and then undergoing post market testing. Only five of every 5,000 compounds evaluated during the discovery and preclinical testing phase enter the three clinical trial stages. Only one of these five is approved by the FDA on average.

Trends in the Life Sciences Industry

According to J.P. Morgan's annual outlooks and recent industry insights, 2021 and 2022 were exceptional years for dealmaking in the life sciences sector, with biopharma therapeutics and discovery platform companies leading both licensing agreements and venture capital attraction. Biopharma venture investment surged to $39 billion in 2021, up significantly from $26 billion in 2020, highlighting strong investor confidence and substantial financial support for innovation. Meanwhile, the medtech segment—especially diagnostics and digital health therapeutics—also saw increased venture capital funding and strategic partnerships.

M&A activity remains robust, driven by the need to mitigate looming patent cliffs and gain access to innovative assets and technologies. Nearly 77% of surveyed executives expect M&A activity to rise in 2025. Big pharma's strategic interests remain a key focus for business developers. By development stage, large-cap biopharma companies (with market caps over $50 billion) have been engaging earlier in transactions, in-licensing 109 deals in Phase III and earlier stages year-to-date. Notably, 72% of these in-licensing partnerships within large-cap biopharma are for discovery platforms.

In-Licensing by Large-Cap Biopharma ($50B+): Share of R&D Partnerships by Stage at Signing


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Phase III
Phase II
Phase I
Preclinical
Platform

Phase I and earlier-staged biopharma companies continued to see larger ventures round averages. Platform and discovery-stage biopharma companies are seeing an average round of $68 million. Year-over-year growth in preclinical averages to $59 million and Phase I venture rounds to $80 million.


$120
$100
$80
$60
$40
$20
$0
Platform
Preclinical
Phase I
Phase II
Phase III
2016
2017
2018
2019
2020
2021
2016
2021
2016
2021
2016
2021
2016
2021

Preclinical Stocks Dropping in Value in Recent Months


Average Enterprise Value of a Biotech Listed on U.S. Exchanges by Stage of Development, Dec 31 2021 to Feb 21, 2025 ($ Millions)
Dec 31, 2021
Sep 30, 2024
Dec 31, 2024
Jan 25, 2025
Feb 7, 2025
Feb 21, 2025
Preclinical (N=76)
Phase 1 (N=117)
Phase 2 (N=141)
Phase 3 (N=23)
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
The average EV of a preclinical biotech has gone from $162mm last September to $105mm at the start of 2025 to only $77mm last week.
$511
$162
$105
$90
$91
$77
$435
$460
$244
$252
$249
$249
$751
$493
$498
$498
$492
$492
$1,363
$1,026
$701
$763
$705
$710
Stage of Development

Source: S&P CapitalIQ and Stifel Analysis.

As shown above, the enterprise value of publicly traded preclinical companies was approximately $511 million on December 31, 2021; $162 million on September 30, 2024; $105 million on December 31, 2024; $90 million on January 25, 2025; $91 million on February 7, 2025; and $77 million on February 21, 2025.

V. VALUATION APPROACHES & METHODOLOGIES

VALUATION METHODS

Valuing preclinical biopharmaceutical companies is inherently challenging due to the absence of revenues, the long timeline to potential commercialization, high levels of uncertainty with binary outcomes, and a heavy reliance on intellectual property and scientific data. As a result, appraisers typically employ a combination of specialized methods, including decision tree analysis, risk-adjusted net present value ("rNPV"), the venture capital method, the real options method, and comparable company or transaction analysis.

rNPV Method
Like the standard discounted cash flow (DCF) method, the risk-adjusted net present value (rNPV) approach projects a drug's future revenues and operating costs and calculates its present value as the sum of discounted future cash flows. These cash flows are discounted using a cost of capital that reflects only the asset's systematic risk (i.e., its beta), in line with the Capital Asset Pricing Model (CAPM), which accounts for the portion of risk that cannot be diversified away.

However, unlike the traditional DCF approach, the rNPV method explicitly incorporates the regulatory and development risks unique to the biopharmaceutical industry—risks that are not market-related. It does so by:

1. Multiplying each phase-specific R&D cost by the probability of the drug reaching that phase, and
2. Discounting the drug's expected post-commercialization cash flows by the probability of regulatory approval.

By integrating these stage-specific risks, the rNPV method offers a more realistic and tailored valuation of biotech assets, particularly in the preclinical and clinical development stages, where uncertainty is highest.

Venture Capital Method
The VC method is commonly used to value early-stage biotech companies, especially those still in the R&D phase with no revenues or profits. Traditional valuation methods—such as discounted cash flow or earnings multiples—are often ineffective in these cases. Instead, the VC method takes a reverse-engineering approach: it starts by estimating the company's potential exit value (e.g., through an IPO or acquisition) and then works backward to determine its current value. The key steps include:

1. Estimate Future Exit Value – Based on what similar successful companies sold for.
2. Set Target Return – Reflects the high risk of early biotech investment.
3. Work Backward – Divide the future value by the target return to get today's value.
4. Calculate Ownership – Determine how much of the company the investor should get based on their investment.

Option Pricing Models
Option pricing models are mathematical frameworks used to estimate the theoretical fair value of an option contract. These models consider various factors like the underlying asset's price, strike price, time to expiration, interest rates, and volatility to determine a predicted value. Two common models are the Black-Scholes model and the Binomial Pricing Model.

Valuation Methodologies Used
We have relied on the combination of the decision tree and rNPV analysis.

APPLICATION OF THE VALUATION METHODOLOGIES

The most common method for valuing biotech companies is the decision tree model, particularly for firms with a single drug in the FDA pipeline. Developed by Aswath Damodaran, this approach structures the drug approval process into distinct stages—from preclinical trials to FDA approval—and assigns probabilities of success or failure at each phase. For example, in Phase I, the probability of success might be 70%, with a 30% risk of failure. The tree builds up until Phase III and then finally launch.

Sample Decision Tree – Aswath Damodaran


Develop
$887.05
$573.71
Succeed
75%
Types 1 & 2
Abandon
-$366.30
10%
Fail
25%
-$366.30
Develop
-$97.43
-$143.69
Succeed
80%
Type 2
Abandon
-$328.74
$93.37
Succeed
10%
Fail
20%
-$328.74
Develop
$585.62
70%
$402.75
Succeed
80%
$50.36
Test
Type 1
Abandon
-$328.74
30%
Fail
20%
-$328.74
Fail
-$140.91
Fail
50%
-$50
30%
Abandon

Figure 8: A Decision Tree Valuation of a Pharmaceutical Company with One Drug in the FDA Pipeline

Revenue Calculation

In this section, we estimate the drug's projected revenue nine years from the Valuation Date using a top-down approach, based on the overall market size of the relevant industry. By analyzing the total market for the applicable therapeutic area, we derive the drug's potential revenue share within that broader market context.

The model assumes the drug successfully completes all clinical trials and becomes commercially available in nine years. Revenue was estimated based on the following assumptions:

The global market size for periodontal treatments is projected to reach approximately $28.6 billion by 2033. To extend this estimate through 2034, we applied a compound annual growth rate (CAGR) of 10.5%, consistent with the growth rate observed between 2023 and 2033. Based on this growth assumption, the periodontal market is expected to expand to approximately $31.6 billion by 2034.

Since we are using the rNPV method, we applied a probability of success (PoS) factor of 30.0%, consistent with historical benchmarks for preclinical-stage biotech companies. This adjustment accounts for the considerable technical and regulatory risks associated with early-stage drug development.

The table below provides the calculation:

Global Periodontal Market Size

Projected Market Size 2033	$ 28,600,000,000	A
Annual Growth Rate	10.5%	B
Project Periodontal Market Size 2034	$ 31,603,000,000	C = A * (1 + B)
Expected Market Share in Year 2034 After Phase 3		
Estimated Market Share - QR-01	10.0%	D
QR-01 Market Revenue Share in 2034	$ 3,160,300,000	E = C * D

EBITDA Calculation

We calculated an EBITDA margin of 22.8% based on our analysis of available biotech industry profitability data. Ultimately, we relied on the EBITDA margins of established publicly traded biotech companies, as the average margin across the broader biotech sector is negative.

Discount Rate

To determine the Company's value, it was first necessary to establish an appropriate discount rate. The discount rate reflects both the inherent risks and the expected return of an investment. In the context of valuation, it captures the uncertainty surrounding the realization of future cash flows and is used to calculate the present value of anticipated economic benefits.

The discount rate for QR-01 was derived from market research and industry benchmarks, as summarized below:

Category	WACC
Industry median (all biotech	9.4%
Broad healthcare/pharma sector	8.0% – 8.4%
Early-stage (preclinical)	17.7%
Clinical-stage biotech	13.3% - 13.6%
Market-stage biotech	8.7%

Although QR-01 is currently at the preclinical stage, we have applied a probability of success factor to the projected revenue, which accounts for the risks associated with clinical development. As a result, the remaining risk is considered comparable to that of mature, market-stage companies. Since all other risks have been adjusted in the revenue projections, we used a discount rate of 8.5%, appropriate for market-stage biotech companies.

Valuation Calculation

rNPV Method		*USD*	
Projected Revenue - 2034	**$**	**3,160,300,000**	F = E
Probability of Success		30.0%	G
Probability Adjusted Revenue	$	948,090,000	H = F * G
Industry EBITDA Margin		22.8%	I
Projected EBITDA		215,861,664	J = H * I
Industry Depreciation % of Revenue		3.47%	K
Projected Depreciation		(32,898,723)	L = H * K
Projected EBIT		182,962,941	M = J + L
Danish Tax Rate		22.0%	N
Tax		(40,251,847)	O = M * N
Projected Earnings After Tax		142,711,094	P
Projected Free Cash Flow:			
Projected Earnings After Tax		142,711,094	Q
Industry Working Capital % of Revenue		2.18%	R
Less: Projected Working (change)		(20,668,362)	S = H * R
Plus: Projected Depreciation		32,898,723	T = -L
Less: Investments		(32,898,723)	U = L
Projected Free Cash Flow		122,042,732	V
WACC		8.5%	W
Enterprise value today after calculation 9 years back and risk adjustment		58,565,827	X = V * (1 + W)^9
Debt		-	
Valuation of QR-01 As of June 30, 2025	**$**	**58,565,827**	

Conclusion

As of June 30 2025, the estimated value of QR-01, a preclinical drug, is approximately **$58.6 million**, based on a risk-adjusted net present value (rNPV) model using a decision tree framework. This valuation reflects both the potential magnitude of future cash flows and the significant technical risks that remain.

SAMPLE BIOTECH DEALS

The table below presents a sample of notable biotechnology deals completed in recent years. These transactions provide additional data points to contextualize market activity and valuation benchmarks within the biotech sector.

Sale Date	Target Business Description	Purchase Price
02/06/2025	Biotechnology Company Focused on Developing and Commercializing Innovative Aesthetic and Therapeutic Offerings	$824,925,716
12/14/2023	A Biotechnology Company that Develops and Commercializes Targeted Therapies to Treat Cancer	$43,000,000,000
10/02/2023	Preclinical Biotechnology Company focused on Developing Targeted Oncology Therapeutics	$87,953,000
08/09/2023	Biotechnology Firm Focused on Developing Human Biologics and Biological-Related Products	$35,715,000
11/30/2022	Biotechnology Company that Develops Genetic Therapies for Rare and Debilitating Ophthalmic, Otologic and Central Nervous System Diseases	$39,844,000
07/01/2022	Biotechnology Company Focused on Nucleotide Metabolism for Cancer Therapy	$28,738,000
06/25/2021	Biotechnology Company Focused on Multi-Targeted Cancer Therapies	$50,300,000
06/18/2021	Biotechnology Company that Offers Circulating Tumour DNA Analysis for Cancer Testing and Treatment	$552,800,000
02/11/2019	Biotech Company Focused on Medical Cannabis Applications and Treatments for Pain Control	$26,099,430
03/08/2018	Research and Development in Biotechnology for the Development, and Commercialization of Therapies for the Treatment of Hemophilia and Other Blood Disorders	$11,600,000,000
11/23/2018	Biotechnology Company	$81,756,000
08/05/2016	Biotechnology Company that Engages in the Development and Commercialization of Novel Biologic Products Derived from Human Placental Tissues	$25,418,649
01/11/2015	Biotechnology Company, Engages in the Research, Development, and Commercialization of Therapies for the Treatment of Chronic Hepatitis B Virus Infection	$381,942,000
10/30/2015	Clinical-Stage Cancer Immunotherapy Company	$30,458,000

Median:	$	66,028,000
Average	$	4,054,710,700
Minimum	$	25,418,649
Maximum	$	43,000,000,000

VI. Appendix A – Statement of General Assumptions and Limiting Conditions

This report has been made with the following general assumptions and limiting conditions:

- No investigation has been made of and, no responsibility is assumed for the legal description or for legal matters, including title or encumbrances. Title to assets is assumed to be good and marketable unless otherwise stated. Assets are further assumed to be free and clear of any or all liens, easements or encumbrances unless otherwise stated.
- Information furnished by others, upon which all or a portion of this report is based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information.
- Our work does not constitute an audit, nor have we attempted to confirm the information provided us for accuracy and completeness, except within the framework of the valuation process and we do not express an opinion or any form of assurance on them. Accordingly, our work was not conducted in accordance with generally accepted auditing standards. In addition, we have not conducted a forensic examination of the books and records of the Company. Such an examination, if conducted, might lead us to a different opinion of value.
- Public information and industry and statistical information have been obtained from sources we believe to be reliable. However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information.
- No responsibility is taken for changes in market conditions, and no obligation is assumed to revise this report to reflect events or conditions, which occur subsequent to the date hereof.
- Responsible ownership and competent management are assumed.
- This report is for "Strategic Planning Purposes" and the value arrived at herein is for your exclusive use and for the sole and specific purpose noted herein. This report and our conclusions may not be used for any other purpose or by any other party whatsoever.
- Possession of this report does not convey any right of reproduction or publication, nor may it be used by anyone other than our client and, in any event, only then in its entirety.
- Although our valuation is intended to estimate fair market value, we assume no responsibility for a seller or buyer's inability to obtain a purchase contract at that price.

VII. Appendix B - Statement of Certification

I (we) certify that, to the best of my (our) knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and is my personal, unbiased, professional analyses, opinions, and conclusions.
- I (we) have no present or prospective interest in the assets or property that is the subject of this report. Nor do I (we) have any past, present or future interest in the Company and, I (we) have no personal interest or bias with respect to the parties involved.
- My compensation and my firm's compensation are not contingent on any action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.
- Prior to the commencement of this engagement, neither the undersigned nor anyone associated with this firm had any personal knowledge or association with any owner or employee of the Company.
- This report has been made only for the purpose stated and shall not be used for any other purpose.
- The conclusions and opinion of fair market value contained herein represents the opinion of the undersigned and are not to be construed in any way as a guarantee or warranty; either expressed or implied that the business being valued herein will actually sell for the fair market value contained herein.

VIII. Appendix C – Curriculum Vitae of Valuator

STANTON PARK
ADVISORS

Jon Taylor
Managing Partner
Stanton Park Capital, LLC
jon@stantonparkllc.com
(781) 228-3523

Experience
Mr. Taylor has approximately 22 years of business valuation, merger & acquisition advisory, and capital raising experience. He has completed more than 1,000 business valuation assignments in his career with companies in virtually every industry for divorce, litigation, expert testimony, estate planning and gift tax, 409a compliance, partnership buyouts, intangible asset appraisal, purchase price allocation, bankruptcy, and income determination purposes. Jon founded Stanton Park in 2012 to provide financial advisory services to small and medium sized businesses nationwide. Prior to Stanton Park, he was a Vice President with Moss Adams Capital and Capstone Partners.

Education and Professional Credentials
Mr. Taylor has a BS in Economics with a concentration in finance and real estate from the Wharton School at the University of Pennsylvania and an MBA from the McDonough School of Business at Georgetown University. He is a Certified Valuation Analyst (CVA) with the National Association of Certified Valuators and Analysts (NACVA).

Jon is the author of *Maximize Your Multiple: The Business Owners' Guide to the Institutional Money Deal*™.

IX. Appendix D - Principal Sources of Information

The principal sources of information used by us in valuing the Company include the following:

- Company website
- Research with respect to the selection and analysis of the financial performance of other companies in the same or similar industry
- Information and data provided by the Company
- Orocidin presentation final March 2025
- NORD presentation Q1 2025 final
- Orocidin valuation report July 2024

X. Appendix D - Principal Sources of Information

The principal sources of information used by us in valuing the Company include the following:

1. Nordicus Partners Corporation. "The Firm." Nordicus Partners, 13 Feb. 2025, nordicuspartners.com/the-firm/
2. OROCIDIN. "About Us." https://orocidin.com/about.
3. Int J Environ Res Public Health. 2025 Apr 16;22(4):624. doi: 10.3390/ijerph22040624 https://pmc.ncbi.nlm.nih.gov/articles/PMC12027323/
4. Periodontitis (gum disease): Causes, symptoms, and treatment (no date) WebMD. Available at: https://www.webmd.com/oral-health/gingivitis-periodontal-disease (Accessed: 13 June 2025).
5.
6. https://www.drbicuspid.com/dental-specialties/periodontics/article/15673517/gum-disease-may-cost-more-than-patients-teeth
7. https://www.colgateprofessional.com/dentist-resources/periodontics/economic-impact-of-periodontal-disease
8. https://pmc.ncbi.nlm.nih.gov/articles/PMC11662506/
9. https://medicalxpress.com/news/2024-11-oral-diseases-world-billion-annually.html
10. https://aap.onlinelibrary.wiley.com/doi/abs/10.1002/JPER.21-0111
11. https://www.futuremarketinsights.com/reports/periodontal-market
12. https://www.jpmorgan.com/content/dam/jpm/commercial-banking/insights/life-sciences/pdf-dealforma-2022-Annual-outlook-final-ada.pdf
13. https://biotility.research.ufl.edu/bace/candidate-resources/drug-development/
14. https://www.globenewswire.com/news-release/2025/02/21/3030537/28124/en/28-6-Bn-Periodontal-Market-Opportunities-and-Strategies-to-2033-Integration-of-Giomer-Technology-To-Enhance-Longevity-and-Performance-of-Zirconia-Restorations.html#